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Archrock, Inc. Receives NYSE Notice Regarding Late Form 10-Q Filing
HOUSTON, May 19, 2016 – Archrock, Inc. (NYSE:AROC) (“Archrock” or the “Company”) announced today that on May 17, 2016, it received a notice from the New York Stock Exchange (the “NYSE”) indicating that Archrock is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2016 (the “Form 10-Q”).
Archrock completed the spin-off (the “Spin-off”) of its international contract operations, international aftermarket services and global fabrication businesses into a standalone public company operating as Exterran Corporation on November 3, 2015. As previously disclosed in its Form 8-K dated April 26, 2016 and its Notification of Late Filing on Form 12b-25 filed with the SEC on May 10, 2016, Archrock’s management and the Audit Committee of its Board of Directors are in the process of determining the impact to Archrock’s pre-Spin-off historical financial statements of Exterran Corporation’s identification of possible errors relating to the application of percentage-of-completion accounting principles to specific engineering, procurement and construction projects in the Middle East by its Belleli subsidiary, as described in Exterran Corporation’s Form 8-K filed on April 26, 2016. Because the investigation into the matter and the process of determining the impact to Archrock’s pre-Spin-off historical financial statements is ongoing, Archrock was not able to file the Form 10-Q by the required filing date. The Company is working toward filing the Form 10-Q as soon as practicable.
The NYSE informed Archrock that, under the NYSE rules, the Company will have six months from May 17, 2016 to file the Form 10-Q with the SEC. Archrock can regain compliance with the NYSE listing standards at any time before that date by filing the Form 10-Q with the SEC. If the Company fails to file the Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.
About Archrock
Archrock, Inc. (NYSE:AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ:APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,900 employees. For more information, visit www.archrock.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock’s financial and operational strategies and ability to successfully effect those strategies; Archrock’s expectations regarding the potential impact on Archrock’s pre-Spin historical financial statements of the matters described in Archrock’s April 26, 2016 and May 3, 2016 Form 8-Ks; Archrock’s expectations regarding future economic and market conditions; Archrock’s financial and operational outlook and ability to fulfill that outlook; demand for Archrock’s services; Archrock’s cost reduction plans; statements about the timing of filing the Form 10-Q; and statements about Archrock’s dividends and the anticipated impact of the dividend rate on its business and prospects.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: any direct or indirect impact of the matters described in Archrock’s April 26, 2016 and May 3, 2016 Form 8-Ks on its operating results or financial condition, including the impact of a restatement of historical financial statements, if this is determined to be required; Archrock’s ability to come into compliance with its SEC filing obligations; local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Archrock Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Archrock Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.